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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WHITNEY INFORMATION NETWORK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Whitney Information Network, Inc.
1612 East Cape Coral Parkway
Cape Coral, Florida 33904

July 24, 2009

Dear Shareholder:

        On behalf of your Board of Directors, we are pleased to invite you to attend the 2009 Annual Meeting of Shareholders of Whitney Information Network, Inc. The Annual Meeting will be held Wednesday, September 2, 2009, at 10:30 am Eastern Daylight Savings Time, at the Hampton Inn & Suites Cape Coral, 619 SE 47th Terrace, Cape Coral, Florida 33904.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement. You may also read the Notice and Proxy Statement on our website at http://www.wincorporate.com/investors/proxy.aspx.

        To assure that your shares are represented at the Annual Meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the Internet. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the Annual Meeting. An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the Annual Meeting.

Sincerely,
/s/ CHARLES M. PECK
Charles M. Peck Chief Executive Officer

Whitney Information Network, Inc.
1612 East Cape Coral Parkway
Cape Coral, Florida 33904

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, September 2, 2009
Time:	10:30 am Eastern Daylight Savings Time
Place:	Hampton Inn & Suites Cape Coral 619 SE 47th Terrace Cape Coral, Florida 33904
Items of Business:	(1) To elect five directors to serve on the Board of Directors until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
(2) To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for our 2009 fiscal year ending December 31, 2009;
(3) To approve the 2009 Incentive Plan;
(4) To approve the amendment of the Articles of Incorporation to change our name to Tigrent Inc.; and
(5) To transact such other business as may properly come before the Annual Meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on June 30, 2009.
Internet Availability of Proxy Materials:	Our Notice, Proxy Statement, proxy card and 2008 Annual Report on Form 10-K are available on our website, www.wincorporate.com.
Date of Mailing:	Distribution of this Notice, the Proxy Statement, the proxy card and our 2008 Annual Report on Form 10-K to shareholders is scheduled to begin on or about July 31, 2009.

By Order of the Board of Directors
/s/ CONSTANCE M. SCHWARBERG
Constance M. Schwarberg Corporate Secretary

YOUR VOTE IS IMPORTANT

        It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the Internet. Please read the accompanying Proxy Statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

APPENDICES

APPENDIX A—2009 INCENTIVE PLAN

APPENDIX B—AMENDMENT TO ARTICLES OF INCORPORATION

WHITNEY INFORMATION NETWORK, INC.
1612 East Cape Coral Parkway
Cape Coral, Florida 33904

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 2, 2009

        The Board of Directors (the "Board of Directors" or the "Board") of Whitney Information Network, Inc., a Colorado corporation (the "Company," "WIN," "we," "our," or "us"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of WIN to be held at 10:30 am Eastern Daylight Savings Time, on Wednesday, September 2, 2009, in the Hampton Inn & Suites Cape Coral, 619 SE 47th Terrace, Cape Coral, Florida 33904. This Proxy Statement contains information about the matters to be voted on at the Annual Meeting and the voting process. Distribution to shareholders of this Proxy Statement, the Notice of Annual Meeting, the proxy card and our 2008 Annual Report on Form 10-K is scheduled to begin on or about July 31, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will vote on several important company matters. In addition, our management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from shareholders.

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement.

Who may attend the Annual Meeting?

        The Annual Meeting is open to all holders of our common stock as of the close of business on the record date of June 30, 2009, or their duly appointed proxies. You will need an admission ticket or proof of ownership of our common stock as of June 30, 2009, to enter the Annual Meeting. If you are a registered owner, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership as of June 30, 2009, to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of WIN as of June 30, 2009. Admittance to the Annual Meeting will be based upon availability of seating. All shareholders seeking admittance to the Annual Meeting will be required to present valid picture identification.

        IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN WIN'S COMMON STOCK AS OF JUNE 30, 2009, YOU MAY NOT BE ADMITTED INTO THE MEETING.

What am I voting on?

        You will be voting on the following four items of business at the Annual Meeting:

  •
  Election of five directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

  •
  Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for our fiscal year ending December 31, 2009;

  •
  Approval of the 2009 Incentive Plan; and

  •
  Approval of an amendment to the Articles of Incorporation to change our name to Tigrent Inc.

        We will also consider other business that properly comes before the Annual Meeting.

Who may vote?

        You may vote if you owned our common stock as of the close of business on the record date, June 30, 2009. Each share of our common stock is entitled to one vote. In the election of directors, each shareholder shall have one vote for each director to be elected and for whose election the shareholder has the right to vote. Cumulative voting is not permitted in the election of directors or otherwise. As of June 30, 2009, we had 11,738,587 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares "FOR" each of the nominees named in this Proxy Statement for election to the Board, "FOR" the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors, "FOR" the approval of the 2009 Incentive Plan, and "FOR" amending the Articles of Incorporation to change the name of the Company to Tigrent Inc.

How do I vote before the Annual Meeting?

        Shareholders with shares registered directly in their name in WIN's stock records maintained by our transfer agent, Corporate Stock Transfer, may vote their shares:

  •
  by submitting their proxy through the Internet at the following Web address: vote.corporatestock.com; or

  •
  by mailing their signed proxy card.

        Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the Internet as described above must be received by 11:59 pm, Eastern Daylight Savings Time, on Tuesday, September 1, 2009.

        If you elect to vote through the Internet, please do not mail back your proxy card. Also, if you hold your shares in the name of a bank or broker, your ability to vote by Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

        If you choose to vote through the Internet, you will be responsible for any costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

Can I vote at the Annual Meeting?

        Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.

Can I change or revoke my vote?

        You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

  •
  voting again through the Internet prior to 11:59 pm, Eastern Daylight Savings Time, on Tuesday, September 1, 2009;

  •
  giving written notice to the Corporate Secretary of WIN; or

  •
  voting again at the Annual Meeting.

        Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

        An inspector of election will count the votes.

What if I return my proxy card but do not provide voting instructions?

        If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors. These recommendations are:

  •
  FOR the election of the five nominees for directors named in this Proxy Statement;

  •
  FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors;

  •
  FOR the approval of the 2009 Incentive Plan; and

  •
  FOR the amendment of the Articles of Incorporation to change our name to Tigrent Inc.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Corporate Stock Transfer, which may be reached at (303) 282-4800.

Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

        The election of directors and the proposal to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year ending December 31, 2009, are considered routine matters, and brokerage firms may vote shares on these routine matters for which their customers do not provide voting instructions. The other proposals to be voted on at our Annual

Meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How many votes must be present to hold the Annual Meeting?

        Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet or mail. In order for us to conduct our Annual Meeting, one third of the outstanding shares of our common stock, as of June 30, 2009, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

        The five nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, or for all nominees. Unless you mark "WITHHOLD AUTHORITY" to withhold your vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this Proxy Statement.

How many votes are needed to approve the other proposals?

        Each of our proposals will be considered separately. The proposals to ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors, approve the 2009 Incentive Plan and amend the Articles of Incorporation must receive the "FOR" vote of a majority of the shares, present in person or represented by proxy. For each of these items, you may vote "FOR", "AGAINST" OR "ABSTAIN". Abstentions will be counted as shares present at the Annual Meeting. Broker non-votes will also be counted as shares present with respect to the particular matter on which the broker has not voted. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposals.

What if other matters are presented for consideration at the Annual Meeting?

        As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the discretion of the proxy holders.

Do we use the services of a proxy solicitor?

        Yes. We have retained Innisfree M&A Incorporated to act as a proxy solicitor for an estimated fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. Expenses incurred in connection with the solicitation of proxies will be paid by us. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares.

What is "householding" of proxy materials?

        We have adopted a procedure called "householding" which has been approved by the Securities and Exchange Commission ("SEC"). WIN and some brokers household proxy materials, delivering a single Annual Report and Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report to shareholders or proxy statement, or if you are receiving multiple copies of the annual report to shareholders and proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Whitney Information Network, Inc., Investor Relations, 1612 East Cape Coral Parkway, Cape Coral, FL 33904 or by calling Investor Relations at (239) 542-0643.

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

Who are this year's nominees?

        The five directors nominated by the Governance and Nominating Committee of the Board of Directors for election this year to hold office until the 2010 Annual Meeting or until their respective successors are elected and qualified are:

Steven C. Barre Age 49 Director since 2008 Lead Independent Director	Mr. Barre has been a director since February 1, 2008. Mr. Barre was the Senior Vice President, General Counsel and Secretary of Jacuzzi Brands, Inc. (a New York Stock Exchange company with annual revenues in excess of $1 billion) from September 2001 until February 2007, when the company was sold to a private equity firm. Mr. Barre served in various roles as in-house counsel from 1995 to 2001 for Jacuzzi Brands, Inc. (known as U.S. Industries, Inc. from 1995 to 2003) and from 1988 to 1995 for its former parent company, the U.S. arm of Hanson PLC, a multi-national industrial management company. Prior to joining Hanson, Mr. Barre was a corporate attorney with the law firm of Weil, Gotshal & Manges. Mr. Barre graduated from Cornell University in 1981 and Columbia Law School in 1984.
Frederick A. Cardin, DBA Age 62 Director since 2003 President, Harvard Growth Strategies

Dr. Cardin has been a director since April 2003. Since 1996, he has been President of Harvard Growth Strategies, a consulting firm that advises clients on business strategies, financing and marketing. From 1974 to 1981, he was a member, and subsequently a partner and a director, of the Cambridge Research Institute, a strategic planning consulting firm in Cambridge, Massachusetts. From 1970 to 1971, he held a faculty appointment in international finance at the Harvard Business School. Dr. Cardin earned his Masters of Business Administration with distinction and his Doctorate in Finance from the Harvard Graduate School of Business Administration. He earned a Bachelor's degree in economics summa cum laude from Tufts University.

Murray A. Indick Age 50 Director since 2007 Co-founder, Prides Capital Partners, LLC

Mr. Indick has served as a director since November 21, 2007. Mr. Indick co-founded Prides Capital Partners,  LLC ("Prides Capital"), an investment firm specializing in strategic block, active ownership investing in the small- and micro-cap arena, in March 2004. Mr. Indick is a managing member of the sole general partner of Prides Capital Fund I,  LP, which, as of July 2009, owned approximately 14.8% of our outstanding common stock. Prior to joining Prides Capital, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997. Mr. Indick earned a B.A. from the University of Pennsylvania and a law degree from the Georgetown University Law Center. Mr. Indick also serves as a director of Ameritrans Capital Corporation, a lender to and investor in small businesses, a public portfolio company of Prides Capital.

Charles M. Peck Age 63 Director since 2008 Management Director and Chief Executive Officer of WIN

Mr. Peck was elected to his current position by the Board of Directors in September 17, 2008. Mr. Peck was President and Chief Operating Officer of Innovation Ventures, Inc., a strategy formulation consulting company, from January 2008 to September 2008. Mr. Peck served as Senior Vice President, Product Marketing and Development of SchoolNet, Inc., an instructional management system enterprise software and services company, from 2006 to 2007. From 2003 through 2005, Mr. Peck served as President of Allenbrook, a mission critical, enterprise software company serving the insurance market. Mr. Peck also served as Chief Executive Officer of theglobe.com, a publicly traded internet technology company, from 2000 through 2002. From 1995 through 2000, Mr. Peck was Senior Vice President of the American Institute of Certified Public Accountants. He has served on the boards of Make-A-Wish and several technology companies.

Allan D. Weingarten Age 70 Director since 2009

Mr. Weingarten has served as a director since April 6, 2009. He was the Senior Vice President, Chief Financial Officer of Jacuzzi Brands, Inc. (a New York Stock Exchange company with annual revenues in excess of $1 billion) from January 2001 to May 2003. Prior to joining Jacuzzi Brands, Inc., from 1995 to 2000, Mr. Weingarten was a business consultant for manufacturing, service and telecommunications companies. From 1972 to 1995, Mr. Weingarten was a partner at Ernst & Young LLP. Mr. Weingarten currently serves as a director and Chairman of the Audit Committee of Wayside Technology Group, Inc., a direct marketer of software for microcomputers, servers and networks.

Stockholders Agreement and Voting Agreement

        Pursuant to Section 2.3 of a Stockholders Agreement ("Stockholders Agreement") dated December 12, 2005 between WIN, Prides Capital, EduTrades and Russell A. Whitney, Prides Capital has appointed Murray Indick to serve as its designated director on the Board of Directors of WIN. Russell A. Whitney has agreed to vote all shares of WIN's common stock owned or held of record by him to elect the Prides Capital designee to WIN's Board of Directors. Mr. Whitney's voting agreement will expire when Prides Capital and its affiliates no longer beneficially own directly or indirectly more than 5% of WIN's common stock.

        If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2010 Annual Meeting of Shareholders and thereafter until their respective successors have been duly elected and qualified. Based on the recommendation of the Governance and Nominating Committee, all of the aforementioned nominees are standing for election or re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE DIRECTOR NOMINEES.

What vote is required to elect directors?

        The five nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, or for all nominees. Unless you mark "WITHHOLD AUTHORITY" to withhold your vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this Proxy Statement.

 PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as our independent registered public accounting firm for our fiscal year ending December 31, 2009. Services provided to us by EKS&H in fiscal years 2008 and 2007 are described under "Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007" below. Additional information regarding the Audit Committee is provided in the Audit Committee Report on page 40.

        EKS&H has audited the financial statements of Whitney Information Network, Inc. since 2001. Representatives of EKS&H will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

        Shareholder ratification of the appointment of EKS&H as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of EKS&H to the shareholders for ratification as a matter of good corporate governance practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the appointment of EKS&H. Abstentions will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF APPOINTMENT OF EKS&H AS OUR INDEPENDENT AUDITORS

Fees to Independent Auditor for Fiscal Years 2008 and 2007

        The following table presents fees for professional audit services rendered by EKS&H, our independent auditor, for the audit of our consolidated financial statements for our fiscal year ended December 31, 2008 ("fiscal 2008") and December 31, 2007 ("fiscal 2007"), and fees billed for other services rendered by EKS&H ($'s in thousands).

	Years Ended December 31,
	2008	2007
Audit fees(1)	$847	$840
Audit-related fees(2)	25	26
Tax fees(3)	247	139
All other fees	—	—

Total fees	$1,119	$1,005

    (1)
    Audit fees are related to the audit of the 2008 and 2007 annual consolidated financial statements; the audit of our internal control over financial reporting; audit fees related to the restatement of WIN's financial statements for the years ended December 31, 2002 through December 31, 2006, as filed on January 15, 2009, in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006; review of financial statements including WIN's quarterly reports; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

    (2)
    Audit-related fees for fiscal 2008 and 2007 consist of fees incurred in the annual audits of our 401(k) benefit plan.

    (3)
    Tax fees relate to the professional services rendered by EKS&H for tax compliance, tax advice, tax planning and tax return preparation in fiscal 2008 and 2007. The Audit Committee has determined that the rendering of tax services by EKS&H is compatible with maintaining its independence.

        The Audit Committee has implemented a policy for the pre-approval of all audit and other services, including tax services, proposed to be provided to us by our independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee's pre-approval policy.

        Pre-approvals for services are generally presented throughout the year to the Audit Committee. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months.

        Any incremental audit or other services which are expected to exceed the relevant budgetary guideline must be pre-approved. Pre-approval of any individual engagement may be granted not more than one year before commencement of the relevant service unless the Audit Committee approves a longer period. All of the services rendered in exchange for the audit-related fees and tax fees described above were pre-approved by the Audit Committee.

PROPOSAL NO. 3—APPROVAL OF THE 2009 INCENTIVE PLAN

General

        We are requesting that the shareholders approve a new 2009 Incentive Plan (the "Incentive Plan"). On July 9, 2009 the Board approved the Incentive Plan, subject to approval by the shareholders at the Annual Meeting. The Incentive Plan will replace the 1998 Stock Compensation Plan, which expired on August 31, 2008. The Incentive Plan reserves 1,300,000 shares for options, restricted stock, and a variety of other types of awards. The text of the Incentive Plan, as proposed, is included in the attachment marked as Appendix A to this Proxy Statement.

        We believe that long-term incentive compensation programs align the interests of management, employees and the shareholders to create long-term shareholder value. We believe that incentive compensation plans, such as the Incentive Plan, increase our ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps WIN to recruit, reward, motivate and retain talented personnel. We believe strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to WIN's ability to attract and retain outstanding and highly-skilled individuals. Such awards also are crucial to WIN's ability to motivate employees to achieve its goals.

        Information on the total number of shares available under our 1998 Stock Option Plan, our existing equity compensation plan, that are subject to outstanding options is shown in the section "1998 Stock Option Plan."

Reasons for Shareholder Approval

        The Board of Directors seeks shareholder approval of the Incentive Plan in order to satisfy certain legal requirements, including the Company's obligations under an employment agreement with its Chief Executive Officer. In addition, we seek shareholder approval so that designated stock options can qualify as incentive stock options under the Internal Revenue Code (the "Code"), which gives the holders of those options more favorable tax treatment. Our Board of Directors also seeks to the greatest extent practicable to ensure WIN's ability to claim tax deductions for compensation paid. Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) serving on the last day of the fiscal year ("covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Because compensation may be paid to covered employees of WIN under the Incentive Plan, we are seeking shareholder approval of the Incentive Plan in order to meet a key requirement for certain awards to qualify as "performance-based" under Code Section 162(m). Finally, we regard shareholder approval of the shares authorized by the Incentive Plan, and its material terms relating to eligibility, per-person limitations on award amounts, and the nature of performance goals used for awards under the Incentive Plan, as desirable and consistent with corporate governance best practices.

Restriction on Repricing

        Without shareholder approval, we will not amend or replace previously granted options in a transaction that constitutes a "repricing." For this purpose, "repricing" means:

  •
  lowering the exercise price of an option or grant price of a stock appreciation right after it is granted (other than an adjustment pursuant to a recapitalization or change of control);

  •
  canceling an option or stock appreciation right at a time when its exercise price or grant price exceeds the fair market value of the underlying stock, in exchange for another option, stock appreciation right, award of restricted stock or other equity (other than an adjustment pursuant to a recapitalization or change of control); and

  •
  repurchasing of an outstanding option that has an exercise price that is higher than the then-current fair market value of the common stock (other than an adjustment pursuant to a recapitalization or change of control).

Description of the Incentive Plan

        The following is a summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the copy of the Incentive Plan set forth in Appendix A.

Types of Awards

        The Incentive Plan authorizes a broad range of awards, including:

  •
  stock options;

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  stock appreciation rights;

  •
  restricted stock;

  •
  restricted stock units;

  •
  performance shares and performance units (valued in cash or shares); and

  •
  other stock awards.

Eligibility

        Those who will be eligible for awards under the Incentive Plan include our employees, non-employee directors, management and consultants. As of June 30, 2009, there were approximately 320 employees and four non-employee directors who would be eligible to participate in the Incentive Plan.

Administration

        The Incentive Plan must be administered by the "Committee". The Committee may consist of the entire Board of Directors or a committee of the Board of Directors consisting of two or more members of the Board of Directors, none of whom shall be an officer or other salaried employee of WIN, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m). The Board of Directors has delegated general administrative authority for the Incentive Plan to the Compensation Committee, except for grants of awards to non-employee directors, which shall be administered by the Board of Directors.

Shares of Common Stock Available under the Incentive Plan and Code Section 162(m) Limits

        The total number of shares of common stock that may be issued pursuant to awards granted under the Incentive Plan shall be 1,300,000 shares. Shares of common stock that were subject to an award that has been cancelled, forfeited, or terminated will become available for future awards under the Incentive Plan. A maximum of 1,300,000 of such shares may be subject to grants of incentive stock options. In accordance with the requirements of the regulations under Code Section 162(m), the Incentive Plan limits the number of shares of common stock that may be granted to a participant pursuant to awards measured by reference to common stock in any fiscal year of WIN to 600,000. In addition, a participant may not be granted awards which are not measured with respect to shares of common stock that would allow the participant to earn more than $2,000,000 during any calendar year.

Options

        Both incentive stock options and non-qualified stock options may be granted under the Incentive Plan. In the absence of any designation, stock options granted under the Incentive Plan will be deemed to be non-qualified stock options. Incentive stock options may only be granted to employees. The aggregate fair market value (determined at the time of grant) of the shares of common stock for which any individual may have incentive stock options which first become vested and exercisable in any calendar year (under all incentive stock option plans of WIN) cannot exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any options issued subsequently which first become vested and exercisable in the same calendar year, are automatically treated as non-qualified stock options.

        The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, except that, with respect to any participant who owns 10% of the voting power of all classes of WIN's outstanding capital stock, the exercise price may not be less than 110% of the fair market value of the underlying stock. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of WIN's outstanding capital stock, the term of an incentive stock option may not exceed five years. After a termination of service with WIN, a participant will be permitted to exercise the vested portion of his or her option for the period of time stated in the award agreement. If no such period of time is stated in the participant's award agreement, the participant will generally be permitted to exercise his or her option for (i) 90 days following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

        The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. Unless otherwise provided in an award agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the stock appreciation right must be substantially identical (to the extent possible taking into account the differences related to the character of the stock appreciation right) to the terms and conditions of stock options as described above. Unless otherwise provided in an award agreement, upon exercise of a stock appreciation right, the holder will be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The Committee may limit in any manner the amount payable with respect to a stock appreciation right by including such limitation in the award agreement.

Restricted Stock and Restricted Stock Units

        Awards of restricted stock and restricted stock units are issuances of shares or rights to acquire shares of WIN's common stock. The Committee may impose restrictions on any restricted stock or restricted stock units granted pursuant to the Incentive Plan including, without limitation, time based vesting restrictions or the attainment of performance goals. Restricted stock units and shares of restricted stock subject to the attainment of performance goals will be released from restrictions only after the attainment of such performance goals has been certified by the Committee in accordance with the Incentive Plan. Holders of restricted stock units are entitled to receive one share of WIN's common stock following the lapse of the restrictions imposed by the Committee, or if later, upon the date of a specified deferral period.

Performance Shares and Performance Units

        The Committee may also grant performance shares and performance units. Performance shares and performance units entitle a participant to receive a specified number of shares of WIN's common stock, an equivalent amount of cash or a combination thereof upon satisfaction of certain specified performance goals. Performance goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, adjusted EBITDA (earnings before interest, income tax, depreciation and amortization, excluding non-recurring items, certain non-cash items, and adjusted for the change in deferred revenue and expense), as defined by the Committee; (ii) the attainment of certain target levels of, or a percentage increase in, WIN's after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase relating to, WIN's operational cash flow, working capital or cash sales, as defined by the Committee, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, WIN's operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of WIN's long-term or short-term public or private debt or other similar financial obligations of WIN, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share; (vii) the attainment of certain target levels of, or a specified percentage increase in, WIN's net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, WIN's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, WIN's after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of WIN's common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, WIN's enterprise value or value creation targets; and/or (xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith.

        In addition, performance goals may be based upon the attainment by a subsidiary, division, other operational unit or segment of WIN of specified levels of performance under one or more of the measures described above. Further, the performance goals may be based upon the attainment by WIN (or a subsidiary, division, facility, other operational unit or segment of WIN) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to awards intended to qualify as performance-based compensation under Code Section 162(m), to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the performance goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the performance goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance goals may include a threshold level of performance below which no award will be earned, levels of performance at which an award will become partially earned and a level at which an award will be fully earned.

Change of Control

        The Committee may provide that on a change of control of WIN, as defined in the Incentive Plan, (i) some or all outstanding awards may become immediately exercisable or vested; (ii) that all awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such change in control and during such reasonable period as the Committee in its sole discretion shall determine and designate, (a) to exercise any vested award in whole or in part or (b) to receive a cash payment equal to the change in control price with respect to shares subject to the vested portion of the award net of the exercise price thereof; or (iii) in connection with a liquidation or dissolution of WIN, awards shall convert into the right to receive liquidation proceeds net of the exercise price. If the Committee does not terminate or convert an award upon a change in control of WIN, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation.

Amendment and Termination of the Incentive Plan

        The Board of Directors may, at any time and from time to time, amend, suspend or terminate the Incentive Plan as to any shares of common stock as to which awards have not been granted; provided, however, that the approval of the shareholders of WIN shall be required for any amendment: (i) that changes the class of individuals eligible to receive awards under the Incentive Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to awards that are granted under the Incentive Plan (except as permitted under the Incentive Plan); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Code Section 162(m) and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided in the Incentive Plan that the shareholders of WIN must approve an action to be undertaken under the Incentive Plan.

Federal Income Tax Consequences

        The U.S. federal income tax consequences of the Incentive Plan under current law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Incentive Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        With respect to nonqualified stock options, WIN is generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, provided applicable holding period requirements are satisfied, WIN is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition for the participant equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, WIN will generally have a corresponding deduction at the time the participant recognizes income.

        If an award is accelerated under the Incentive Plan in connection with a "change in control" (as this term is used under the Code), WIN may not be permitted to deduct for tax purposes the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). A participant may be subject to an excise tax of 20% on such parachute payments. Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not "performance-based" within the meaning of Code Section 162(m) may not be permitted to be deducted for tax purposes by WIN in certain circumstances.

New Plan Benefits under the Incentive Plan

NEW PLAN BENEFITS
2009 INCENTIVE PLAN

Name and Position	Dollar Value ($)		Number of Units
Charles M. Peck, Chief Executive Officer	$7,200,000	(a)	600,000
Anne M. Donoho, Chief Financial Officer	—		—
All Named Executive Officers as a group	$7,200,000	(a)	600,000
All directors who are not Named Executive Officers as a group(b)		(b)	(b	)
All employees who are not Named Executive Officers	—		—

(a)
Mr. Peck was granted 600,000 restricted performance shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. The grant consists of six tranches of 100,000 shares each, which will vest in four years if respective price criteria of $2, $4, $6, $8, $10 and $12 per share are satisfied (subject to early vesting in certain specified instances.) The expense to be recorded related to this benefit is not determinable at this time.

(b)
Mr. Weingarten was appointed to the Board of Directors on April 6, 2009. In connection therewith, the Company expects to grant Mr. Weingarten options to purchase shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. This expected sign-on grant will be consistent with the sign-on grants provided to all non-employee directors. The dollar value and expense to be recorded related to this benefit are not determinable at this time.

        Because future awards under the Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation" and "Outstanding Equity Awards" tables contained elsewhere in this Proxy Statement.

Vote Required for Approval

        Approval of this Proposal No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2009 INCENTIVE PLAN.

PROPOSAL NO. 4—AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE
THE COMPANY NAME TO TIGRENT INC.

        On June 25, 2009, our Board of Directors approved an amendment of the Company's Articles of Incorporation (the "Articles") to change the Company's name from "Whitney Information Network, Inc." to "Tigrent Inc." At the Annual Meeting, shareholders will be asked to approve the amendment of the Articles of Incorporation to change the corporate name of our Company. The text of the amendment to the Articles, as proposed, is included in the attachment marked as Appendix B to this Proxy Statement.

        Our management and Board of Directors believe that the corporate name change will better reflect our corporate identity. Our current Company name is associated with our founder who is no longer associated with the Company in either a management or director role, and based on our consumer, customer and overall market research of alternatives, we have selected "Tigrent" as the new name of the Company. The name elicited positive connotations on a global basis and we believe the marketplace will positively receive the new name and associated branding.

        The change of our name to Tigrent Inc. will not affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our shareholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Shareholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent.

        If the shareholders approve the amendment to the Articles of Incorporation, the Company intends to apply for a change to its NASDAQ OTC:BB ("NASDAQ") ticker symbol. If approved, we will amend our Articles of Incorporation as provided above, which amendment will be effective upon the filing with the Secretary of State of the State of Colorado.

        Approval of this Proposal No. 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO TIGRENT INC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Over the course of our history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care, and loyalty, to help fulfill its responsibilities to our shareholders.

        Our Board of Directors presently consists of five directors whose terms expire at this Annual Meeting. The Board of Directors has determined that all of the directors, with the exception of Charles M. Peck, are "independent directors" as that term is defined in the NASDAQ listing standards. Mr. Peck is not considered an independent director because of his employment as our Chief Executive Officer.

        In making its independence determinations, the Board considered transactions occurring since the beginning of 2006 between WIN and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to WIN and a family member of, or entity with a known connection to, a director are presented to the Board for consideration.

        None of the non-employee directors was disqualified from "independent" status under NASDAQ's objective tests, except for Charles M. Peck. In making its subjective determination that each non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and WIN with regard to each director's business and personal activities as they may relate to WIN and WIN's management. The Board considered the transactions in the context of the NASDAQ objective standards. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination that, because of the nature of the director's relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director's independence. The Board's independence determinations included reviewing the following transaction.

        Murray Indick is a partner at Prides Capital, a shareholder owning 14.8% of WIN's common stock as of June 30, 2009. Mr. Indick was appointed to serve as a director of WIN pursuant to the Stockholder's Agreement which was entered into in connection with Prides Capital's investment in WIN in December 2006. Prides Capital was entitled to receive $361,667 in liquidated damages from WIN in 2006 because WIN's registration statement was not declared effective on a timely basis as required in a registration rights agreement between WIN, Prides Capital and certain other shareholders. We consider Mr. Indick to qualify as an independent director under the NASDAQ listing requirements because this payment arose in connection with Prides Capital's investment in WIN's securities, which is a permitted transaction under NASDAQ's objective tests.

        The annual compensation for each director who is not an employee of ours is discussed under "Director Compensation." Employee directors do not receive additional compensation for serving on the Board of Directors. Stock ownership information for each director nominee and continuing director is shown in the section "Stock Ownership Information."

Meetings and Committees of the Board of Directors

        During fiscal 2008, the Board of Directors held twenty-four meetings. The Board of Directors has a Governance and Nominating Committee, an Audit Committee, a Compensation Committee and a Committee on Related Parties. During fiscal 2008, all directors attended at least 75% of the aggregate meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a director or committee member, respectively. Directors are invited and are expected to attend the Annual Meeting. Our non-management directors meet separately at executive sessions during our Board of Director meetings and telephonically.

Governance and Nominating Committee

        During fiscal 2008, the Governance and Nominating Committee ("Nominating Committee") held five meetings and was composed of the following directors: Dr. Cardin, Mr. Indick and Mr. Wallace L. Timmeny, each of whom is "independent" as such term is defined for Governance and Nominating Committee members by the NASDAQ listing standards. Mr. Timmeny served as Chairman. Mr. Timmeny resigned from the Board of Directors on June 1, 2009, and Dr. Cardin replaced him as Chairman of the Nominating Committee. The Nominating Committee acts under a written charter that was adopted by the Board of Directors and is published in the Corporate Governance Section of our website located at www.wincorporate.com.

        The purpose of the Nominating Committee is to:

  •
  Identify and recommend to the Board of Directors for election and/or appointment qualified candidates for membership on the Board and committees of the Board of Directors;

  •
  Develop and recommend to the Board of Directors corporate governance principles and the Code of Conduct applicable to WIN and its consolidated subsidiaries and monitor compliance with all such principles and policies;

  •
  Propose a slate of candidates as directors at each Annual Meeting; and

  •
  Develop and monitor succession plans for the members of the Board of Directors, the members of the committees of the Board, and the chair of the committees of the Board of Directors.

        The Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders. The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board of Directors, or other persons. The Nominating Committee's charter provides that it may retain a third party executive search firm to identify candidates from time to time. Currently, the Nominating Committee has not retained a search firm.

        The Nominating Committee's assessment of a proposed candidate will include a review of the person's judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors. The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, it is expected that each committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board of Directors for consideration. After completing this evaluation and interview process, the Nominating Committee will make a recommendation to the full Board of Directors as to the person(s) who should be nominated by the Board of Directors, and the Board of Directors determines the nominee(s) after considering the recommendation and report of the Nominating Committee.

Shareholder Nominations of Directors

        For a shareholder to submit a candidate for consideration by the Governance and Nominating Committee, a shareholder must notify our Corporate Secretary. To make a director nomination at the 2010 Annual Meeting, a shareholder must notify our Corporate Secretary by the dates set forth under "ADDITIONAL INFORMATION—Shareholder Proposals and Nominations for the 2010 Annual Meeting of Shareholders" on page 41. Notices should be sent to: Corporate Secretary, Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, FL 33904.

Audit Committee

        During fiscal 2008, the Audit Committee held twenty-eight meetings and was composed of the following directors: Dr. Cardin and Messrs. Barre and Timmeny each of whom is "independent" as such term is defined for audit committee members by the NASDAQ listing standards. Dr. Cardin served as the Chairman of the Audit Committee during fiscal 2008 and the Board of Directors has determined that Dr. Cardin is an "audit committee financial expert" as defined under the rules of the SEC. Mr. Timmeny served on the Audit Committee until his resignation from the Board of Directors on June 1, 2009.

        On April 6, 2009, Mr. Weingarten was appointed to the Board of Directors and joined the Audit Committee as Chairman. The Board of Directors has determined that Mr. Weingarten is an "audit committee financial expert" as defined under the rules of the SEC.

        The Audit Committee acts under a written charter that was adopted by the Board of Directors and is published in the Corporate Governance Section of our website located at www.wincorporate.com. The Audit Committee is responsible for and oversight of:

  •
  Selecting and retaining independent auditors;

  •
  Reviewing and approving the cost and scope of audit and nonaudit services provided by the independent auditors;

  •
  Reviewing the independence, qualification and performance of the independent auditors;

  •
  Discussing the adequacy of our internal systems of accounting and financial control;

  •
  Reviewing and discussing the annual audited Consolidated Financial Statements and results of the audit with management and the independent auditors;

  •
  Reviewing our accounting and financial reporting principles and practices including any significant changes; and

  •
  Advising the Board of Directors with respect to our policies and procedures regarding compliance with applicable laws and regulations and our Code of Conduct, Code of Ethics and Related Party Transactions Policy.

Compensation Committee

        During fiscal 2008, the Compensation Committee held eight meetings and was composed of the following directors: Messrs. Barre, Indick and Timmeny. Mr. Barre served as Chairman of the Compensation Committee until June 23, 2008. Mr. Indick has served as Chairman since that time and currently serves in that capacity. Each member is "independent" as such term is defined for compensation committee members by the NASDAQ listing standards. Mr. Timmeny served on the Compensation Committee until his resignation from the Board of Directors on June 1, 2009. The Compensation Committee acts under a written charter that was adopted by the Board of Directors and is published in the Corporate Governance Section of our website located at www.wincorporate.com.

        The Compensation Committee is responsible for:

  •
  Overseeing our executive compensation plans and programs and reviewing and recommending changes to these plans and programs;

  •
  Monitoring the performance of the Chief Executive Officer and other senior executive officers in light of corporate goals set by the Committee;

  •
  Reviewing the performance of the Chief Executive Officer and making recommendations to the independent members of the Board of Directors with respect to the Chief Executive Officer's compensation, as well as making recommendations to the Board of Directors with respect to the compensation of other senior executive officers; and

  •
  Reviewing management succession planning.

Committee on Related Parties

        The Committee on Related Parties was formed on October 31, 2008. Its objective is to address specific transactions raised by the Special Committee that was formed pursuant to a resolution by the Board of Directors to investigate matters related to the SEC and DOJ investigations or identified during the work performed on the restatement of the financial statements for fiscal years ended 2002-2006, as filed in the 2006 Form 10-K/A on January 15, 2009. This Committee on Related Parties has the authority to conduct a review of the facts and circumstances surrounding related party transactions involving Russell A. Whitney and WIN or its affiliates, whether identified by the Committee on Related Parties or otherwise. The Committee on Related Parties also has the authority to review the activities of other individuals involved in such transactions who may have owed duties to us and our affiliates and subsidiaries including, but not limited to, John Kane and Ronald Simon, two former officers of WIN, and to develop and implement recommendations on behalf of WIN with respect to such related party transactions.

        The Committee on Related Parties is currently composed of the following directors: Messrs. Barre, Weingarten and Indick each of whom is "independent" as such term is defined by the NASDAQ listing standards.

Board of Director Access to Management and Outside Advisors

        Access to management and employees.    Directors have full and unrestricted access to the management and employees of WIN. Additionally, key members of management present information at Board of Director meetings about the results, plans and operations of the business within their areas of responsibility.

        Access to outside advisors.    The Board of Directors and its committees may retain counsel or consultants without obtaining the approval of any officer of WIN in advance or otherwise. The Audit Committee has the authority to retain and terminate the independent auditor. The Governance and Nominating Committee has the authority to retain search firms to be used to identify director candidates. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters.

Communications with the Board of Directors

        Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group, or the entire Board of Directors must do so in writing. The Board of Directors has approved a process for handling letters received by WIN and addressed to individual directors, to non-management members of the Board of Directors, and to the Board of Directors. Under such process, correspondence must be addressed to such individual directors, the non-management directors as a group, or the entire Board of Directors, as the case may be, c/o General Counsel of Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, FL 33904. The General Counsel regularly forwards such correspondence to its addressee or, in the case of correspondence addressed to the non-management directors as a group, the entire Board of Directors or to the Lead Director. The General Counsel will not forward commercial correspondence.

        Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee Chairman. Correspondence from shareholders relating to Compensation Committee matters are referred to the Chairman of the Compensation Committee.

Director Compensation

        We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required of members of the Board of Directors.

        Our employee directors do not receive any additional compensation for serving on the Board of Directors. During fiscal 2008, our employee directors serving on the Board of Directors were Charles M. Peck (who joined the Board of Directors on September 17, 2008) and John F. Kane (who resigned on October 17, 2008).

        In 2008, each non-employee director received a $40,000 annual retainer. In addition, our non-employee directors received $1,000 for each in-person meeting and $500 for each telephonic meeting of the Board of Directors or any standing committee of the Board of Directors. Our Lead Director, Steven C. Barre, received an additional $24,000, our Chairman of the Audit Committee, Frederick A. Cardin, received an additional $10,000 and our Chairman of the Compensation Committee, Murray A. Indick, received an additional $5,000 in 2008. The independent directors determined that Russell A. Whitney qualified as a non-employee director during 2008, even though he was receiving substantial severance benefits and consulting fees followed by board fees during the year. Expenses incurred by our non-employee directors in attending board meetings are reimbursed.

        In addition to receiving a quarterly cash retainer, directors have been generally eligible to receive sign-on options. In 2008, option awards were granted to two directors who joined the Board of Directors during the year, Messrs. Barre and Timmeny. In connection with Mr. Weingarten's appointment to the Board of Directors on April 6, 2009, the Company expects to grant Mr. Weingarten options to purchase shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. This expected sign-on grant will be consistent with the sign-on grants provided to all directors. The Board of Directors approved the Incentive Plan on July 9, 2009. Compensation paid to each non-employee director during 2008 is as follows:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards(a) ($)	Other Compensation(b) ($)	Total ($)
Steven C. Barre(c)	83,583	8,100	—	91,683
Frederick A. Cardin	84,667	19,250	—	103,917
Murray A. Indick	66,000	7,150	—	73,150
Wallace L. Timmeny(c)	71,167	8,100	—	79,267
Russell A. Whitney(d)	30,667	135,000	200,000	365,667

(a)
This column shows the amount we have expensed during 2008 under SFAS No. 123R for outstanding stock option awards and includes compensation cost recognized in the consolidated financial statements with respect to awards granted in 2008 and previous fiscal years. The fair value of the awards has been determined based on the assumptions set forth in our 2008 Form 10-K (Note 10—Stock Options) and do not correspond to the actual value that will be recognized by the director. The aggregate number of option awards outstanding at fiscal year end for each director is set forth in the table below.

(b)
Other compensation for Mr. Whitney includes $200,000 of consulting fees paid in 2008.

(c)
Mr. Barre and Mr. Timmeny were appointed to the Board of Directors on February 1, 2008. Mr. Timmeny resigned from the Board of Directors on June 1, 2009.

(d)
Mr. Whitney resigned from the Board of Directors on March 30, 2009 and his options were forfeited on June 28, 2009.

        Beginning July 1, 2009, each non-employee director will receive a $35,000 annual cash retainer, paid quarterly. For 2009, each non-employee director will receive a cash retainer of $15,000 to be used to purchase shares of WIN's common stock. All Board of Director and Committee meeting fees will be eliminated. Committee chairmen will receive the following additional annual cash retainers: Audit Committee Chairman, $10,000, Compensation Committee Chairman, $7,500, and Nominating and Governance Committee Chairman, $5,000. Our Lead Director will receive an additional annual cash retainer of $15,000.

        The aggregate number of option awards and respective grant date option exercise price per share outstanding at December 31, 2008 for each non-employee director is reflected in the following chart:

Director	Grant date	Options (#)	Grant date option exercise price per share ($)
Steven C. Barre	February 1, 2008	10,000	2.50
Frederick A. Cardin	August 8, 2003	5,000	3.90
	May 6, 2005	15,000	2.55
	December 13, 2005	5,000	6.75
	March 15, 2007	10,000	4.18

		35,000

Murray A. Indick	November 21, 2007	10,000	2.25
Wallace L. Timmeny(a)	February 1, 2008	10,000	2.50
Russell A. Whitney(b)	December 13, 2005	125,000	6.75

(a)
Mr. Timmeny resigned from the Board of Directors on June 1, 2009 and his options, unless exercised, will forfeit on September 1, 2009.

(b)
Mr. Whitney resigned from the Board of Directors on March 30, 2009 and his options were forfeited on June 28, 2009.

Notice of Indemnification of Directors

        As required under our bylaws and the Colorado Business Corporation Act, we hereby provide written notification to our shareholders that we are indemnifying and advancing expenses to named independent directors and former independent and employee directors in connection with a derivative lawsuit filed on March 8, 2007, in the U.S. District Court for the Middle District of Florida.

EXECUTIVE COMPENSATION

Executive Compensation Program

        This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officers, principal financial officers and certain other executive officers during fiscal 2008. These individuals are listed in the "Summary Compensation Table" below and are referred to as the "Named Executive Officers."

        Our executive compensation program is determined and proposed by our Compensation Committee and is approved by our Board of Directors (except for certain matters relating to "performance-based" compensation which are approved by the Compensation Committee only). None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our Chief Executive Officer in setting compensation levels for our other executive officers.

Objectives and Overview

        The Compensation Committee conducts an annual review of our executive compensation program to ensure that:

  •
  the program is designed to achieve our goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

  •
  the program adequately rewards performance which is tied to creating shareholder value.

        Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) grants of stock options and restricted stock.

        In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued productive service. Annual incentive bonuses are primarily intended to motivate our executive officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align executive officers' long-term interests with shareholders' long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and stock option grants are the elements of our executive compensation program designed to reward performance and thus the creation of shareholder value.

        We view our current executive compensation program as one in which the individual components combine together to create a total compensation package for each executive officer that we believe achieves our compensation objectives. In determining our current executive compensation program and the amounts of compensation for each component of our program, the Compensation Committee evaluates the current executive compensation data for companies in our industry. The Compensation Committee believes that our current executive compensation program is appropriate based on the evaluation of the compensation paid by companies in our industry.

        Our Named Executive Officers in fiscal 2008 were Charles M. Peck, our Chief Executive Officer, and Anne M. Donoho, our Chief Financial Officer. John Kane served as our President and Chief

Operating Officer until October 17, 2008. We sometimes refer to these individuals as the "Named Executive Officers."

Role of Compensation Committee and Executive Officers in Compensation Decisions

        The role of our Compensation Committee is to oversee our compensation programs and retirement plans and policies and review all compensation decisions relating to our Named Executive Officers, including our Chief Executive Officer. The Compensation Committee reviews and recommends, and the independent members of Board of Directors approve, the annual compensation package of our Chief Executive Officer (except with respect to "performance-based compensation", as discussed below). The Compensation Committee reviews and approves the compensation packages of our executive officers. In addition, the Compensation Committee reviews and approves all compensation paid to our executive officers which is intended to qualify as "performance-based" under Internal Revenue Code Section 162(m).

        Our Compensation Committee intends to meet with our Chief Executive Officer at least annually to review the performance of the other executive officers, receive the recommendations of the Chief Executive Officer on the executive officers' compensation and approve their annual compensation packages. This meeting is intended to include a review by the Chief Executive Officer of the performance of each executive officer who reports directly to our Chief Executive Officer.

Setting Executive Compensation

        In furtherance of the philosophy and objectives described above, in setting compensation for our executive officers, our Compensation Committee considers data obtained from the consulting firm of Pearl Meyer & Partners, in addition to other factors, to assess competitive pay levels and establish compensation targets for base salary, annual incentives and long-term incentives. The data from the Pearl Meyer & Partners surveys reflect compensation practices of education industry companies with annual revenue and free cash flow that are similar in size to us, for executives with responsibilities cutting across the entire enterprise ("survey data"). Prior to the engagement of Pearl Meyer & Partners in September 2008, the Compensation Committee had engaged Mercer Human Resources Consulting to provide a similar comprehensive review using data from its own survey database for a select group of companies in the education industry.

Base Salary

        We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Our Compensation Committee reviews each executive officer's salary and performance annually. Market data from the survey group is used to determine base salary ranges for executive officers based on the position and responsibility. An executive officer's actual salary relative to this competitive salary range varies based on the level of his or her responsibility, experience, individual performance and internal equity considerations. Specific salary increases take into account these factors and the current market for management talent. Salary increases are considered by the Compensation Committee each year. The compensation for our Chief Executive Officer is set forth and separately discussed below.

Annual Incentive Compensation

        We have implemented an Executive Incentive Program (the "Bonus Plan") for our executive officers and other participating employees for fiscal 2009. Awards under the Bonus Plan will be issued in connection with the Incentive Plan (if approved). The Bonus Plan is administered by the Compensation Committee. The Compensation Committee will determine the total amount of performance incentive bonuses to be paid to participants under the Bonus Plan. The incentive bonuses may be valued in cash or shares of our common stock. Bonuses are based upon specific measures of our financial performance and achievement of each participant's agreed upon annual goals.

        Specifically, the Bonus Plan provides for target bonuses as a percent of each participant's yearly salary in the following categories:

  Chief Executive Officer—100%
  Chief Financial Officer—50%
  Senior Management—40% to 50%
  Directors and Managers—10% to 30%

        Payouts under the Bonus Plan are subject to the approval of the Compensation Committee following the finalization of our financial results for 2009 and are based on the following metrics:

  (i)
  total annual cash sales with respect to specified brands;

  (ii)
  annual adjusted EBITDA; and

  (iii)
  achievement of the participant's individual goals (in the case of executives and management other than the Chief Executive Officer).

        Payouts under the Bonus Plan are also subject to minimum unrestricted cash balances and certain adjusted EBITDA requirements related to Total Annual Cash Sales with respect to specified brands.

        Beginning in 2010, bonuses paid under the Bonus Plan (except with respect to bonuses based on the achievement of a participant's individual goals) will be intended to be exempt as "performance-based" compensation for purposes of Internal Revenue Code Section 162(m).

        The chart below provides the 2008 annual salary and bonus for each Named Executive Officer as of December 31, 2008. Mr. Peck joined us on September 17, 2008 and was paid an incentive bonus for that fiscal year in accordance with the terms of his employment agreement, which included an incentive bonus equal to 100% of the base salary paid to him during 2008. We did not grant bonuses to any other Executive Officer for the fiscal year ended December 31, 2008, due to our financial performance.

Name and Title of Executive	Base salary at December 31, 2008	2008 annual incentive award
Charles M. Peck, Chief Executive Officer	$380,000	$101,821
Anne M. Donoho, Chief Financial Officer	260,000	—

Equity Incentive Compensation

        The principal purpose of our equity incentive compensation is to motivate our executives to help us achieve our long-range performance goals which will enhance our value and, as a result, enhance the price of our stock and our shareholders' returns on their investments.

        We have provided equity incentive compensation primarily through our 1998 Stock Option Plan, which expired on August 31, 2008. Until its expiration, the Compensation Committee of the Board of Directors awarded stock option grants under the 1998 Stock Option Plan on a discretionary basis. The exercise price was set at the closing price of our common stock on the date of grant. These stock options have ten year contractual terms and generally vest 25% upon grant and vest ratably over the next three years. In 2008, the Compensation Committee granted two stock option awards to two new members of the Board of Directors under the 1998 Stock Option Plan. No stock options were granted to executives in 2008.

        In furtherance of our philosophy to provide equity incentives to our employees and our commitment pursuant to the equity grant provided to our Chief Executive Officer, our Board of Directors has approved the 2009 Incentive Plan, subject to shareholder approval.

Deferred Compensation Plans

        We do not have a deferred compensation plan.

Retirement Benefits

        We have typically provided matching contributions to a 401(k) Plan; however on October 10, 2008, we suspended our matching contribution until further notice.

Medical, Dental, Life insurance and Disability Coverage

        We provide other benefits such as medical, dental and life insurance and disability coverage to each Named Executive Officer in benefits plans which are also provided to all eligible U.S. based salaried employees. Eligible employees, including the Named Executive Officers, can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. The value of these benefits is not included in the Summary Compensation Table since they are made available on a companywide basis to all U.S. based salaried employees.

Compensation of Our Chief Executive Officer

        Our Compensation Committee directly engaged Pearl Meyer & Partners, LLC, compensation consultants, to develop the compensation package for our new Chief Executive Officer, Charles M. Peck, who was appointed on September 17, 2008. This compensation package was designed to reward the Chief Executive Officer for achievement of corporate objectives and provide incentives for outstanding performance while remaining fair to our shareholders. The then-existing Board of Directors unanimously approved Mr. Peck's compensation package and employment agreement.

        Mr. Peck's compensation includes an annual base salary of $380,000 and an incentive bonus with a target of 100% of his annual base salary based on the achievement of WIN and individual performance goals to be established by the Compensation Committee. Mr. Peck was also granted 600,000 restricted performance shares of WIN's common stock, subject to Board of Directors and shareholder approval of the 2009 Incentive Plan. The grant consists of six tranches of 100,000 shares each, which vest in four years if respective price criteria of $2, $4, $6, $8, $10 and $12 per share are satisfied (subject to early vesting in certain specified instances). As these performance shares are subject to Board of Directors and shareholder approval of the Incentive Plan, no compensation expense has been recognized related to these shares. The Board of Directors approved the Incentive Plan on July 9, 2009.

Stock-Based Incentive Compensation Granting Practices

        Prior to the expiration of our 1998 Stock Option Plan in August 2008, we generally awarded stock option grants to the executive officers at the same time other elements of annual compensation were determined so that we could consider all pieces of compensation when determining the grant awards. We set the exercise price at the closing price of our common stock on the date of grant.

Deductibility of Executive Compensation

        Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limits the tax deduction for compensation in excess of $1.0 million paid to certain executive officers. Performance-based compensation can be excluded from the limit so long as it meets certain requirements. To qualify as "performance-based" under

Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two "outside" directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded. The Compensation Committee believes that the stock option grants under the Incentive Plan (if approved) are expected to satisfy the requirements for exemption under the Internal Revenue Code Section 162(m) and that cash and stock payments made pursuant to the grant of performance shares and units under the Incentive Plan will qualify as performance-based compensation, as well.

        For fiscal 2008, the annual salary and incentive bonus paid to our Named Executive Officers did not exceed $1.0 million. Stock options granted under the terms of long-term incentives are exempt as performance-based compensation for purposes of calculating the $1.0 million limit. To maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

Summary Compensation

        The following table sets forth information regarding compensation earned by, awarded to or paid to our Named Executives during fiscal 2008 and 2007.

Summary Compensation
Years Ended December 31, 2008 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Restricted Performance Awards(b)	Option Awards ($)(c)	All Other Compensation ($)(d)	Total ($)
Charles M. Peck(e)	2008	101,821	101,821	—	—	10,192	213,834
Chief Executive Officer, Director
Anne M. Donoho	2008	260,000	—	—	18,250	1,200	279,450
Chief Financial Officer	2007	175,000	200,000	—	18,250	12,000	405,250
John F. Kane(f)	2008	289,423	—	—	108,000	120,461	517,884
Former President and Chief Operating Officer	2007	298,176	230,000	—	109,511	4,203	641,890

(a)
No bonus awards were granted to participants in the 2008 Bonus Plan due to the financial performance of WIN, except that Mr. Peck was paid a 2008 bonus in accordance with his employment agreement of September 17, 2008.

(b)
Mr. Peck was granted 600,000 restricted performance shares on September 17, 2008. This grant is subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. Therefore, no compensation expense related to these shares was recognized in 2008.

(c)
Stock option awards represent option grants for which we recorded a 2008 and 2007 compensation expense. Under the required Statement of Accounting Financial Standards No. 123R methodology, the compensation expense reflected in the table above is for grants made in 2008 and prior years, which have been expensed.

(d)
See table "All Other Compensation" below for details of the amounts paid.

(e)
Mr. Peck was appointed to the position of Chief Executive Officer and Director on September 17, 2008.

(f)
Mr. Kane resigned his positions as President, Chief Operating Officer, and Director on October 17, 2008. Pursuant to his Separation Agreement, we paid Mr. Kane a severance benefit of an amount equal to three months of his base rate of pay. In addition, upon termination, Mr. Kane was compensated for his accrued and unused vacation time.

All Other Compensation
Years Ended December 31, 2008 and 2007

Name and Principal Position	Year	Executive relocation	Company contributions to 401(k) Plan	Severance payments / accruals	Other benefits		Total
Charles M. Peck	2008	$5,192	$—	$—	$5,000	(a)	10,192
Chief Executive Officer, Director
Anne M. Donoho	2008	—	1,200	—	—		1,200
Chief Financial Officer	2007	12,000	—	—	—		12,000
John F. Kane	2008	—	4,456	87,500	28,505	(b)	120,461
Former President and Chief Operating Officer	2007	—	4,203	—	—		4,203

(a)
Mr. Peck received a $5,000 sign-on bonus upon his appointment as Chief Executive Officer.

(b)
Pursuant to his Separation Agreement, Mr. Kane was compensated for his accrued and unused vacation time.

Outstanding Equity Awards

        The following table provides information on the current holdings of stock options by the Named Executives Officers. This table includes unexercised and unvested option awards. Unless otherwise specified, stock option awards vest 25% on the grant date, an additional 25% vests on the completion of the first year of service, another 25% vests on the completion of the second year of service and 25% of the shares vest at the end of the third year of service. All options expire ten years from the date of grant.

Outstanding Equity Awards
At December 31, 2008

Name	Option grant date	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Option exercise price ($)	Option expiration date
Charles M. Peck(a)	—	—	—	—	—
Anne M. Donoho	12/05/2007	25,000	25,000	2.30	12/05/2017
John F. Kane(b)	12/13/2005	100,000	—	6.75	12/13/2015
	01/28/2004	25,000	—	4.50	01/28/2014

(a)
Mr. Peck was granted 600,000 restricted performance shares on September 17, 2008 that are not reflected herein. This grant is subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009.

(b)
Mr. Kane resigned on October 17, 2008, and his options were forfeited on January 15, 2009.

1998 Stock Option Plan

        The following table summarizes, as of June 30, 2009, outstanding equity awards issued to our directors, officers and employees under the 1998 Stock Option Plan. The 1998 Stock Option Plan expired in August 2008, however, for participants holding nonexpired vested stock options, the following common shares may be issued:

1998 Stock Option Plan Outstanding Equity Awards

Plan Category	Number of common shares to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of common shares remaining available for future issuance under equity compensation plans (Plan Expired 8/31/2008)
Equity compensation plan approved by security holders	241,350	$4.08	—

        The 1998 Stock Option Plan provided for the issuance of up to 2,187,500 shares of stock as incentive stock options and nonqualified stock options. Only our employees and directors were eligible to receive awards under the 1998 Stock Option Plan. The purpose of the 1998 Stock Option Plan was to motivate participants to achieve long-range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1998 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the 1998 Stock Option Plan may not be less than the average market price of our stock on the date of the grant. Vesting under the 1998 Stock Option Plan is as follows: 25% of the shares subject to the options vest on the grant date, an additional 25% vests on the completion of the first year of service, another 25% vests on the completion of the second year of service, and 100% of the shares vest at the end of the third year of service. All options expire ten years from the date of grant.

        If Proposal No. 3 of this Proxy Statement is approved by the shareholders, additional long-term equity incentives will be available to reward our directors and employees under our 2009 Incentive Plan.

Employment and Separation Agreements

Charles M. Peck

        Mr. Peck was appointed as our Chief Executive Officer and a member of our Board of Directors by the Board of Directors, effective September 17, 2008. In connection with Mr. Peck's appointment, we entered into a four-year employment agreement under which Mr. Peck will receive an annual base salary of not less than $380,000 (prorated for the 2008 calendar year) and a one-time "sign-on" bonus of $5,000. The then-existing Board of Directors unanimously approved Mr. Peck's compensation package and employment agreement. For fiscal 2008, Mr. Peck received an incentive bonus equal to $101,821, or 100% of the base salary paid to him during fiscal 2008. On January 1, 2009, Mr. Peck became eligible to receive an incentive bonus with a target of 100% of his annual base salary based on the achievement of our corporate performance goals as established by the Compensation Committee. Mr. Peck was also granted 600,000 restricted performance shares of our common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The grant consists of six tranches of 100,000 shares each, which will vest in four years if respective price criteria of $2, $4, $6, $8, $10 and $12 per share are satisfied (subject to early vesting in certain specified instance).

        If the restricted performance shares of our common stock are not granted to Mr. Peck, he may assert the right to terminate his employment for good reason. In such event, the Company may be responsible for payment to Mr. Peck, if certain conditions and other requirements are met, of any earned bonus owed pursuant to his employment agreement and an amount equal to twelve months of his base salary in effect as of the termination date.

        If we terminate Mr. Peck's employment without cause or he terminates with good reason, subject to his execution of our standard waiver and release, we shall pay Mr. Peck any bonus owed pursuant to his employment agreement and an amount equal to twelve months of his base salary in effect as of the termination date. In connection with his employment agreement, Mr. Peck is also is subject to our standard non-disclosure and non-competition agreement, which restricts Mr. Peck from directly or indirectly competing with us for a period of one year after the termination of his employment for any reason.

Anne M. Donoho

        On December 5, 2007, we promoted Ms. Donoho to the position of interim Chief Financial Officer of WIN and at that time, agreed to compensate her with an annual salary of $250,000. In April 2008, we appointed Ms. Donoho to Chief Financial Officer and increased her salary to $260,000. Ms. Donoho is eligible for an incentive bonus to be determined by the Compensation Committee of the Board of Directors, as well as health insurance and other benefits generally awarded to executive officers of WIN. She was also awarded, in December 2007, options to purchase 50,000 shares of common stock at a price of $2.30 per share (the most recent reported sale price of the common stock on December 4, 2007). On December 16, 2008, WIN and Ms. Donoho entered into a written severance agreement, under which we will pay Ms. Donoho an amount equal to twelve months of her base salary in effect as of the termination date if she is terminated prior to December 4, 2010, without cause or in connection with a change in control.

John F. Kane

        Mr. Kane resigned his position as President, Chief Operating Officer, and member of our Board of Directors on October 17, 2008. In connection with his resignation, WIN and Mr. Kane entered into a Separation Agreement dated October 17, 2008 (the "Separation Agreement").

        Pursuant to the Separation Agreement, we provided Mr. Kane a severance benefit in the amount equal to three months of his then current base rate of pay. In addition, he received the remaining unpaid balance of the $230,000 performance bonus the Board of Directors of WIN conditionally authorized on May 23, 2008 as described in our Current Report on Form 8-K dated May 23, 2008. Mr. Kane was restricted from directly or indirectly competing with us until July 18, 2009.

Russell A. Whitney

        Effective December 31, 2007, Russell A. Whitney resigned as Chief Executive Officer of WIN. On March 30, 2009, Mr. Whitney resigned from the Board of Directors of WIN and the boards of its subsidiaries.

        The Company and Whitney Education Group, Inc., a wholly owned subsidiary of the Company, entered into an agreement with Mr. Whitney dated January 7, 2008 (the "Whitney Agreement"). The Whitney Agreement confirmed that Mr. Whitney informed us of his resignation as Chief Executive Officer, and terminated Mr. Whitney's employment agreement, both effective as of December 31, 2007. The Board of Directors accepted the resignation and determined that for purposes of his employment agreement the resignation would be treated as a "Termination Other Than For Cause" under Section 2.4 of his employment agreement. We agreed to pay severance compensation in the amount of $1,950,000 in equal monthly installments of $162,500 over a period of 12 months, less applicable taxes and withholdings. The first such payment was made January 1, 2008, and continued on the first day of each calendar month thereafter. This severance compensation was paid in full in 2008.

        In the Whitney Agreement, Mr. Whitney confirmed that he had been paid all salary and bonuses and any and all other pay and incentives due to him under his employment agreement or otherwise, except those payments payable under the Whitney Agreement; that Mr. Whitney had been provided with all leave (including leave under the Family and Medical Leave Act) to which he may have been entitled, if any; and that he had not suffered any workplace illness or injury other than any injury or illness of which he had already advised us about, if any. Under the Whitney Agreement, Mr. Whitney affirmed, to the best of his knowledge as of the date of the Whitney Agreement, that he was not aware of any potential claims or causes of action against us. In connection with his employment agreement, Mr. Whitney is subject to the Company's standard non-disclosure and non-competition agreement which restricts Mr. Whitney from directly or indirectly competing with us for a period of two years after the termination of his employment for any reason.

        Pursuant to the Whitney Agreement, we agreed that we would indemnify and hold Mr. Whitney harmless to the fullest extent permitted by applicable law under Section 7.10 of his employment agreement and under Article VI of the bylaws of Whitney Information Network, Inc. Without limiting the foregoing, Mr. Whitney would be entitled to the extent permitted by law to the advancement of his fees and expenses of legal counsel incurred in connection with any legal proceedings arising out of or relating to his services as an officer, director or employee of WIN. Mr. Whitney's acceptance of the Whitney Agreement constituted his undertaking to repay any sums advanced in the event so ordered by a court of competent jurisdiction.

Potential Payments upon Termination or Change in Control

        As described above, we had written employment agreements with Charles M. Peck and John F. Kane during 2008 and a written severance agreement with Anne M. Donoho. The agreements provide for payments of certain benefits, as described in the tables below, upon the termination of the employee. The employee's rights upon termination of his or her employment depend upon the circumstance of the termination.

        These executives have also signed our standard confidentiality and non-competition agreement that applies for certain time periods following the employee's termination of employment for any reason. The non-competition time periods after termination of employment are as follows: Charles M. Peck—one year, John F. Kane—six months and Anne M. Donoho—two years. The agreements specify payment to the employees upon each of the following situations:

  •
  death or disability of the employee;

  •
  termination by us for cause;

  •
  termination by us without cause; and

  •
  termination following a change of control

        The table below illustrates the potential payouts to each Named Executive Officer employed by us in an officer capacity as of December 31, 2008, under a termination without cause, a termination following a change of control and a termination for good reason (for Mr. Peck). Mr. Kane terminated his employment with the Company on October 17, 2008. The table assumes that all terminations took place on December 31, 2008.

Name	Severance Payment-Salary	Severance Payment-Bonus	Health Insurance Benefits	Total
Charles M. Peck(a)	$380,000	$380,000	—	$760,000
Anne M. Donoho(b)	$260,000	—	$5,198	$265,198
John F. Kane(c)	$87,500	—	—	$87,500

(a)
Mr. Peck is entitled to receive twelve months salary and bonus upon termination without cause, termination with good reason or termination following a change in control. It does not include the value of the 600,000 restricted performance shares which we granted to Mr. Peck on September 17, 2008. This grant is subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009.

(b)
Ms. Donoho will receive twelve months salary and benefits upon termination prior to December 4, 2010 without cause or in the case of a change in control.

(c)
Mr. Kane received three months salary as severance in 2008.

STOCK OWNERSHIP INFORMATION

5% or Greater Shareholders

        This table shows ownership information for each shareholder known by our management to be the owner of 5% or more of WIN's common stock. This information is presented as of June 30, 2009, and is based on information contained in Schedule 13G's or Schedule 13D's filed by each of these shareholders with the SEC. Unless noted otherwise, each person holds record and beneficial ownership and has sole voting and investment power with respect to the shares of common stock shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class %
Russell A. Whitney(2)	2,637,625	22.47
4818 Coronado Parkway, #10
Cape Coral, Florida
Ingrid E. Whitney(3)	2,495,925	21.26
232 Bayshore Drive
Cape Coral, Florida
Prides Capital Fund I, LP(4)	1,741,100	14.83
c/o Prides Capital LLC
200 High Street, Suite 700
Boston, MA 02110
Kingstown Capital Partners LLC(5)	1,218,250	10.38
1270 Broadway, Suite 1009
New York, NY 10001
Springhouse Capital, LP(6)	867,800	7.39
535 Madison Avenue, 30th Floor
New York, NY 10022

(1)
In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options and common stock purchase warrants that are or will become exercisable within 60 days.

(2)
Includes (i) 2,495,925 shares held by International Securities 3, LLC ("IS3") which is beneficially owned by Russell Whitney, and (ii) 141,700 shares held by Day One, LLC ("Day One"), which is beneficially owned by Mr. Whitney. This information was obtained from a Schedule 13G filed by Ingrid Whitney with the SEC on March 13, 2008 and a Schedule 13D filed by Russell Whitney, IS3 and Day One with the SEC on April 28, 2008.

(3)
Includes 2,495,925 shares held by IS3, which is beneficially owned by Ingrid Whitney. This information was obtained from a Schedule 13G filed by Ingrid Whitney with the SEC on March 13, 2008 and a Schedule 13D filed by Russell Whitney, IS3 and Day One with the SEC on April 28, 2008.

(4)
Information obtained from a Schedule 13D filed by Prides Capital Partners LLC with the SEC on November 15, 2007. Murray A. Indick, Kevin A. Richardson, II, Henry J. Lawlor, Jr., Charles E. McCarthy and Christian Puscasiu may be deemed to share voting and dispositive power over these shares. In addition, this amount reflects 10,000 vested stock options awarded to Mr. Indick.

(5)
Information obtained from a Form 4 filed on March 12, 2009 and from a Schedule 13D/A filed on December 30, 2008, each filed jointly by Kingstown Capital Partners LLC ("Kingstown GP"), Kingstown Partners L.P. ("Kingstown"), Kingstown Capital Management L.P. ("Kingstown Capital"), Kingstown Management GP LLC ("Kingstown Management"), Michael Blitzer and Guy Shanon. Kingstown GP is the general partner of Kingstown. Mr. Blitzer and Mr. Shanon are each managing members of Kingstown GP. Kingstown Management is the general partner of Kingstown Capital. Mr. Blitzer and Mr. Shanon are each managing members of Kingstown Management. By virtue of these relationships, each of the reporting persons may be deemed to be beneficial owners of more than 10% of the outstanding common stock of WIN.

(6)
Information obtained from a Schedule 13G/A filed by Springhouse Capital, LP ("Springhouse") with the SEC on February 11, 2009. Brian Gaines, the managing member of the general partner of Springhouse, is deemed to exercise voting and dispositive power over these shares.

Stock Ownership by Directors and Named Executive Officers

        The following table shows the beneficial ownership of the Company's common stock as of June 30, 2009, for:

  •
  each of our nominees for election as directors;

  •
  each of the directors currently serving on our Board of Directors;

  •
  each of the Named Executive Officers named in the "Summary Compensation Table"; and

  •
  all directors and Named Executive Officers as a group.

        As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days.

        Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights. The address for each Named Executive Officer and director is care of Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, Florida 33904. As of June 30, 2009, we had 11,738,587 shares issued and outstanding. This table is based upon information supplied to us by our Named Executive Officers and directors and/or contained in reports filed by these persons with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of class
Charles M. Peck(2)	3,900	*
Anne M. Donoho(3)	25,000	*
Frederick A. Cardin(3)	35,000	*
Murray A. Indick(3)(4)	10,000	*
Steven C. Barre(3)	10,000	*
Allan D. Weingarten(5)	—	*
Executive officers and directors as a group (six persons)	83,900	*

*
Less than 1%

(1)
In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options and common stock purchase warrants that are or will become exercisable within 60 days of June 30, 2009.

(2)
In connection with Mr. Peck's appointment on September 17, 2008, we entered into an employment agreement with Mr. Peck. Pursuant to the employment agreement, Mr. Peck was granted 600,000 restricted performance shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the

  Incentive Plan on July 9, 2009. The grant consists of six tranches of 100,000 shares each, which will vest in four years if respective price criteria of $2, $4, $6, $8, $10 and $12 per share are satisfied (subject to early vesting in certain specified instances). Mr. Peck owns 3,900 shares through purchases on the open market.

(3)
Includes shares underlying vested stock options as follows: Anne M. Donoho 25,000 options; Frederick A. Cardin 35,000 options; Murray A. Indick 10,000 options; and Steven C. Barre 10,000 options.

(4)
Excludes 1,731,000 shares owned by Prides Capital Fund I, LP. Mr. Indick, an employee of Prides Capital LLC, does not vote the shares owned by Prides Capital Fund I, LP and disclaims beneficial ownership of the securities, except to the extent of his pecuniary interest in Prides Capital LLC.

(5)
Mr. Weingarten was appointed to the Board of Directors on April 6, 2009. In connection therewith, the Company expects to grant Mr. Weingarten options to purchase shares of WIN's common stock, subject to Board of Directors and shareholder approval of the Incentive Plan. The Board of Directors approved the Incentive Plan on July 9, 2009. This expected sign-on grant will be consistent with the sign-on grants provided to all non-employee directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and certain changes in beneficial ownership with the SEC and to furnish us with copies of those reports. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2008, our officers, directors and greater than 10% shareholders, except for Mr. Whitney, timely filed all reports required by Section 16(a). On May 22, 2008, Russell Whitney filed amendments to (a) his first Form 3 filing made on November 15, 1999 to correct the number of securities beneficially owned by him and the date of the event requiring the original Form 3 filing, (b) seven Form 4 filings filed between December 13, 2005 and December 29, 2006 to correct a calculation error under-reporting by 5,000 shares the amount of WIN's common stock beneficially owned by him and (c) a Form 5 filing made on January 3, 2007 to correct the same calculation error relating to the under-reporting by 5,000 shares the amount of WIN's common stock beneficially owned by him. We did not receive a written representation from Mr. Whitney confirming that the foregoing transactions are the only transactions which need to be disclosed under Item 405 of Regulation S-K. Additionally, we have contacted Ingrid Whitney, a greater than 10% shareholder, regarding her compliance with reporting requirements under Section 16(a) of the Exchange Act and we have been informed that Ms. Whitney's advisors are evaluating her position with respect to the requirements.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Party Transactions

        The Board of Directors adopted a written Related Party Transaction Policy for the review of related party transactions, which is available on our website at http://www.wincorporate.com/corpgov.htm. Under these policies and procedures, the Audit Committee has overall ongoing responsibility to review related party transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and WIN. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a related party had or will have a material interest and that exceed $120,000 or that the Company voluntarily chooses to review are subject to the Audit Committee's review. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberation or vote requesting approval or ratification of the transaction. Transactions that are subject to the policy include any transaction, arrangement or relationship (including indebtedness or guarantees of indebtedness) in which the Company is a participant with a related party. The related party may have a direct or indirect material interest in the transaction.

        In addition, the Board of Directors has created a committee of independent directors, called the Committee on Related Parties, to review certain related parties' transactions in regard to compliance with applicable governance and related party transaction requirements. The primary transactions under review are noted below in Certain Relationships and Related Transactions—Related Party Transactions—Gulfstream and—Costa Rica.

        Related parties are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. "Immediate family member" is defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household of any executive officer, director, nominee for director, or holder of more than 5% of any class of WIN's voting securities. An "indirect" interest of a related party in a transaction includes a related party serving as an officer or employee of, or being a significant investor or equity holder in, an entity that is a party to a transaction with us.

        Exemptions from this policy include:

  •
  payment of compensation by WIN to its officers or directors for service to the Company in their stated capacity;

  •
  transactions available to all employees or all shareholders of WIN on the same terms; and

  •
  transactions, which when aggregated for any related party, involve an amount equal to or less than $120,000 in a fiscal year.

        Transaction details required for disclosure include:

  •
  name of the related party and the basis on which the person is a related party;

  •
  the related party's interest in the transaction with WIN, including the related party's position(s) or relationship(s) with, or ownership in, a firm, corporation, or other entity that is a party to, or has an interest in, the transaction;

  •
  the approximate dollar value of the amount involved in the transaction;

  •
  in the case of indebtedness, disclosure of the amount involved in the transaction shall include the largest aggregate amount of principal outstanding during the period for which disclosure is provided, the current amount outstanding, and the amount of interest paid or payable; and

  •
  any other information that is material to investors.

        The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

  •
  fairness of the terms for us;

  •
  materiality of the transaction;

  •
  role of the related party in the transaction;

  •
  structure of the transaction; and

  •
  interests of all related parties in the transaction.

        The Audit Committee will only approve a related party transaction if the Audit Committee determines that the terms of the related party transaction are beneficial and fair to the Company.

        Approval of a related party transaction may be conditioned upon the Company and the related party taking any or all of the following additional actions, or any other actions that the Audit Committee deems appropriate:

  •
  requiring the related party to resign from, or change position within, an entity that is involved in the related party transaction with the Company;

  •
  assuring that the related party will not be directly involved in negotiating the terms of the related party transaction or in the ongoing relationship between the Company and the other persons or entities involved in the related party transaction;

  •
  limiting the duration or magnitude of the related party transaction;

  •
  requiring that information about the related party transaction be documented and that reports reflecting the nature and amount of the related party transaction be delivered to the Audit Committee on a regular basis;

  •
  requiring that the Company have the right to terminate the related party transaction by giving a specified period of advance notice; or

  •
  appointing a Company representative to monitor various aspects of the related party transaction policy.

        It is our policy that the Audit Committee shall approve any related party transaction before the commencement of the transaction. However, if the transaction is not identified before commencement, it must still be presented to the Audit Committee for their review and ratification.

Related Party Transactions

        The following is a summary of transactions during fiscal 2008 and 2007 between us and our executive officers, directors, nominees, principal shareholders and other related parties involving amounts in excess of $120,000 or which we have chosen to voluntarily disclose.

Leases

        During 2008 we leased from Cape Promenade Trust approximately 2,200 square feet of training facilities at 1611 East Cape Coral Parkway, approximately 9,000 square feet of space at 1625 East Cape Coral Parkway which is used for offices and shipping, and 4,802 square feet at 1630 Southeast 47th Terrace which we use as a training facility, all in Cape Coral, Florida from Cape Promenade Trust which is for the benefit of our former Chairman and Chief Executive Officer, Mr. Whitney and Ingrid Whitney. The monthly rentals were $1,943, $13,913 and $7,238 in 2007 and 2008, respectively. We terminated the 1611 East Cape Coral Parkway and 1630 Southeast 47th Terrace leases on

September 17, 2008. We also terminated the 1625 East Cape Coral Parkway lease effective December 31, 2008. We had no related party leases as of December 31, 2008.

Gulfstream

        We had an agreement with Gulfstream Development Group, LLC ("Gulfstream") in which we were compensated for appointing Gulfstream as the exclusive offeror of homes for students of our advanced real estate courses. Students were offered the opportunity to purchase residential lots in Southwest Florida from Gulfstream, other lot owners, or Mr. Whitney. Gulfstream constructs homes on lots owned by our students. Under a Referral Services Agreement with Gulfstream, Gulfstream agreed to pay us $2,500, with $500 of that being paid to our trainers who assisted in the referral for each student that the Company referred to Gulfstream. Under this arrangement, we received $0.1 million from Gulfstream for each of the years ended December 31, 2008 and 2007, respectively. Our relationship with Gulfstream Development Group, LLC was terminated in 2008.

        During the year ended December 31, 2007, Mr. Whitney and Ingrid Whitney jointly held an indirect 25% beneficial ownership interest in Gulfstream and received 15% of distributions of net cash flow from Gulfstream. Mr. and Mrs. Whitney hold their investment in Gulfstream through Rec One Inc., an entity owned jointly by them. Pursuant to an agreement between Mr. and Mrs. Whitney, as of December 31, 2007, Mr. Whitney holds an indirect 12.5% beneficial ownership interest in Gulfstream and is entitled to 7.5% of distributions of net cash flow from Gulfstream. This information is based upon information provided by Mr. Whitney to the Company in connection with the preparation of our 2008 Annual Report on Form 10-K.

        During the years ended December 31, 2008 and 2007, Gulfstream had an informal arrangement with Mr. Whitney pursuant to which Gulfstream paid Mr. Whitney a salary and paid Rec One transaction-based compensation for Mr. Whitney's services, including marketing and construction contract administration in connection with home sales to the Company's students and other persons, as well as for credit support provided to Gulfstream by Mr. Whitney. The transaction-based compensation consisted of payments of $2,500 or $4,000 to Rec One by Gulfstream upon purchases of Gulfstream homes by our students. This information is based upon information provided by Mr. Whitney to the Company in connection with the preparation of our 2008 Annual Report on Form 10-K.

        The following table sets forth the salary and transaction-based compensation that Mr. Whitney received from Gulfstream during the year ended December 31, 2008 and 2007, and is based upon information provided to Mr. Whitney by Gulfstream in connection with the preparation of our 2008 Annual Report on Form 10-K:

	2008	2007	Total
Salary paid to R. Whitney by Gulfstream	$70,000	$120,000	$190,000
Transaction-based compensation paid to Rec One by Gulfstream	898,100	369,763	1,267,863
Management Fees paid to Rec One by Gulfstream(1)	—	175,000	175,000
Distributions from Gulfstream to Rec One(2)(3)	264,643	1,928,086	2,192,729

Total	$1,232,743	$2,592,849	$3,825,592

(1)
Total management fees shown above reflect amounts paid to Rec One and shared by Mr. Whitney and Ms. Whitney on a 50/50 basis.

(2)
Total distributions include portions paid to Rec One and shared by Mr. Whitney and Ms. Whitney on a 50/50 basis.

(3)
Rec One was required to fund 25% of capital calls from Gulfstream. The amounts shown above do not reflect these capital calls which, including the portions for both Mr. Whitney and Ms. Whitney, were $547,745.

Costa Rica

        As of December 31, 2008 and 2007, we had investments in Costa Rican and Panamanian entities. In addition, two former executives, our Chairman and Chief Executive Officer, Mr. Whitney, and our former Co-President and Chief Operating Officer, Mr. Simon, had individual ownership interests in some of these entities. The entities in which both WIN and one or more former executives also had an ownership interest included: Rancho Monterey, S.A., Monterey del Este, S.A., Monterey del Llano, S.A. and Monterey Group, S.A. Mr. Whitney indirectly owned approximately 11.4% of Rancho Monterey, S.A., 8.0% of Monterey del Este, S.A., 50.0% of Monterey del Llano, S.A., and 22.0% of Monterey Group, S.A. Mr. Simon indirectly owned approximately 1.4% of Rancho Monterey, S.A. These entities were previously managed by Monterey Management, S.A., a company which is 100% owned by Ms. Maria Jimenez, who was paid as an independent contractor by WIN.

        In January 2008, some of our investments in properties located in Costa Rica, including Rancho Monterey S.A., Monterey del Este, S.A. and Beautiful Hill S.A (our conference center) were sold to an unrelated party for a sales price of $12.2 million, of which we received $2.5 million for our interests in these entities. In addition, working capital advances to these entities and to Monterey Management, S.A. totaling $600,000 were repaid. In connection with the sale, consulting fees totaling $802,000 were paid as follows: Mr. Whitney—$401,000; Mr. Simon—$140,400; Kent Densley, the former Vice President of Real Estate—$160,600; and Ms. Jimenez, an independent contractor—$100,000. Monterey Management S.A. made additional payments from its proceeds from the sale: $210,000 to Mr. Whitney and $95,000 to each Mr. Simon and Mr. Densley.

Approval of Related Party Transactions

        It is our policy that the Audit Committee must approve any related party transaction before the commencement of the transaction. However, if the transaction is not identified before commencement, it must still be presented to the Committee for its review and ratification. The Audit Committee reviewed and approved the Leases. The Committee on Related Parties, a special committee of the Board of Directors, is reviewing matters, including the Gulfstream transactions, the Costa Rican transactions and other transactions involving Mr. Whitney and other former officers of WIN, for compliance with the applicable governance and related party transaction requirements.

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders with respect to its oversight of: the quality and integrity of financial statements and disclosures; our compliance with legal and regulatory requirements; the relationship with our independent registered public accounting firm, including their independence, the audit, and additional services; and our internal and disclosure controls.

(1)
The Audit Committee Report shall not be deemed incorporated by reference into any filings, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 or the Exchange Act of 1934.

        During fiscal year 2008, the Audit Committee was composed of the following independent directors: Dr. Cardin and Messrs. Barre and Timmeny. Dr. Cardin served as Chairman. Currently, the Audit Committee is composed of the following independent Directors: Dr. Cardin and Messrs. Barre and Weingarten as Mr. Timmeny resigned from the Board of Directors on June 1, 2009. Mr. Weingarten, who was appointed to the Board of Directors on April 6, 2009, is serving as Chairman.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in our 2008 Annual Report on Form 10-K.

        The Audit Committee discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of WIN's accounting principles and the other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has also received written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding EKS&H's communications with the Audit Committee concerning independence, and the Audit Committee discussed EKS&H's independence with EKS&H.

        The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit, and developed a pre-approval process for all independent registered public accounting firm services. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of our internal and disclosure controls, and the overall quality of our financial reporting.

        The Audit Committee has determined the rendering of tax services and other services by EKS&H is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC. The Audit Committee has appointed EKS&H to be our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee of the Board of Directors

Allan D. Weingarten (Chairman)
Steven C. Barre
Frederick A. Cardin

 ADDITIONAL INFORMATION

Shareholder Proposals and Nominations for the 2010 Annual Meeting of Shareholders

        Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement for presentation at our 2010 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, FL 33904 by February 4, 2010. The proposal should be sent to the attention of our Corporate Secretary.

        For any proposal that is not submitted for inclusion in our Proxy Statement for the 2010 Annual Meeting of Shareholders, but is instead sought to be presented directly at the Annual Meeting, the SEC's rules permit management to vote proxies in its discretion if: (1) the Company receives notice of the proposal before the close of business on April 30, 2010, and advises shareholders in the Proxy Statement about the nature of the matter and how management intends to vote on such matter (and certain other conditions are met); or (2) the Company does not receive notice of the proposal prior to the close of business on April 30, 2010. All proposals received after April 30, 2010, will be considered untimely.

Other Matters

        The Board is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If other matters are presented properly to the shareholders for action at the Annual Meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

Form 10-K and Related Exhibits

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, exclusive of certain exhibits filed with the SEC, accompanies this Proxy Statement. These exhibits, as well as our interim quarterly reports on Form 10-Q and other reports that we file with the SEC, are available without charge to shareholders on our website at http://www.wincorporate.com or upon written request to our Corporate Secretary, Whitney Information Network, Inc., 1612 East Cape Coral Parkway, Cape Coral, FL 33904 or by sending an email to info@wincorporate.com. The information on our website is not a part of this Proxy Statement. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

Appendix A

WHITNEY INFORMATION NETWORK, INC.

2009 INCENTIVE PLAN

        1.     ESTABLISHMENT, EFFECTIVE DATE AND TERM

        Whitney Information Network, Inc., a Colorado corporation hereby establishes the Whitney Information Network, Inc. 2009 Incentive Plan. The Effective Date of the Plan shall be July 9, 2009, provided that the shareholders of Whitney shall have approved this Plan by July 9, 2010. Any Award issued under the Plan prior to the shareholders' approval of the Plan shall be contingent on such approval.

        2.     PURPOSE

        The purpose of the Plan is to enable Whitney to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Whitney and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Whitney.

        3.     ELIGIBILITY

        Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

        4.     ADMINISTRATION

        (a)    Committee.    The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

        (b)    Delegation to Officers or Employees.    The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

        (c)    Designation of Advisors.    The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

        (d)    Participants Outside the U.S.    In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

        (e)    Liability and Indemnification.    No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of Whitney, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of Whitney. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual's own fraud or bad faith.

        5.     SHARES OF COMMON STOCK SUBJECT TO PLAN

        (a)    Shares Available for Awards.    The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be one million three hundred thousand (1,300,000) shares.

        (b)    Certain Limitations on Specific Types of Awards.    The granting of Awards under this Plan shall be subject to the following limitations:

            (i)  With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of one million three hundred thousand (1,300,000) shares of such shares may be subject to grants of Incentive Stock Options;

           (ii)  With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six hundred thousand (600,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

          (iii)  With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of six hundred thousand (600,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

          (iv)  The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be two million dollars ($2,000,000).

        (c)    Reduction of Shares Available for Awards.    Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

            (i)  In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

           (ii)  In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

          (iii)  Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

        (d)    Cancelled, Forfeited, or Surrendered Awards.    Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.

        (e)    Recapitalization.    If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Whitney by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Whitney or other increase or decrease in such shares effected without receipt of consideration by Whitney occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the aggregate limits of the number of shares of Common Stock that may be issued in connection with different types of Awards, as described in Section 5(b), (iv) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (v) the calculation of the reduction or increase of shares of Common Stock available under the Plan, (vi) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (vii) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) to Non-Qualified Stock Options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Non-Qualified Stock Options. Additionally, any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

        6.     OPTIONS

        (a)    Grant of Options.    Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

        (b)    Type of Options.    Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

        (c)    Exercise Price.    Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

        (d)    Limitation on Repricing.    Unless such action is approved by Whitney's shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

        (e)    Limitation on Option Period.    Subject to the limitations set forth in the Plan relating to Incentive Stock Options and unless otherwise provided by the Committee, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

        (f)    Limitations on Incentive Stock Options.    Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

          (i)    Limitation on Grants.    Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

          (ii)    Minimum Exercise Price.    In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

          (iii)    Ten Percent Shareholder.    Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Whitney, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

        (g)    Vesting Schedule and Conditions.    No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest in four equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date.

        (h)    Exercise.    When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Whitney a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Unless otherwise provided by the Committee, said notice must be delivered to Whitney at its principal office and addressed to the attention of: Chief Financial Officer. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

        (i)    Payment.    Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

            (i)  by cash, certified or cashier's check, bank draft or money order;

           (ii)  through the delivery to Whitney of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Whitney's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Whitney incurring any liability under Section 16(b) of the Exchange Act;

          (iii)  through a "cashless exercise sale and remittance procedure" pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Whitney, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to Whitney to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or

          (iv)  by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

        (j)    Termination of Employment, Disability or Death.    Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant's outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant's unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant's estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

          (i)    Termination for Reason Other Than Cause, Disability or Death.    If a Participant's termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

          (ii)    Disability.    If a Participant's termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death, but in no event after the termination of the Option pursuant to its terms.

          (iii)    Death.    If a Participant dies while in the employment or other service of the Company, the Participant's estate or the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant's death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant's death.

          (iv)    Termination for Cause.    In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

        7.     STOCK APPRECIATION RIGHTS

        (a)    Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

        (b)    Terms and Conditions of Stock Appreciation Rights.    Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

        (c)    Exercise of Stock Appreciation Rights.    Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer of Whitney, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

        (d)    Payment of Stock Appreciation Rights.    Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

        8.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        (a)    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. All grants of Restricted Stock and Restricted Stock Units shall satisfy the requirements as set forth in this Section.

        (b)    Restrictions.    Unless as otherwise set forth in the Plan Restricted Stock and Restricted Stock Units may not be transferred. The Committee shall impose such restrictions on Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Restricted Stock and Restricted Stock Units covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the four-year period immediately following the Grant Date in equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock and Restricted Stock Units subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(d).

        (c)    Certificates and Certificate Legend.    With respect to a grant of Restricted Stock, Whitney may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. Whitney may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

    "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in Whitney Information Network, Inc. 2009 Incentive Plan (the "Plan"), and in an Agreement entered into by and between the registered owner of such shares and Whitney Information Network, Inc. (the "Company"), dated                                      (the "Award Agreement"). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company."

        (d)    Removal of Restrictions.    Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions, if any, held in escrow by the Company with respect to such Restricted Stock.

        (e)    Shareholder Rights.    Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Participant's name pursuant to the Restricted Stock Units; provided, however the Committee, in its sole and absolute discretion, may provide for Dividend Equivalents on vested Restricted Stock Units.

        (f)    Termination of Service.    Unless otherwise provided in a Award Agreement, if a Participant's employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and Restricted Stock Units held by the Participant and any dividends or distributions held in escrow by Whitney with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock and Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(e) as if such grants were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

        (g)    Payment of Common Stock with respect to Restricted Stock Units.    Notwithstanding anything to the contrary herein, unless otherwise provided in the Award agreement, Common Stock will be issued with respect to Restricted Stock Units no later than March 15 of the year immediately following the year in which the Restricted Stock Units are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A and the regulations issued thereunder ("RSU Payment Date"). In the event that Participant has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, Dividend Equivalents on the Common Stock covered by Restricted Stock Units shall be deferred, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, with the number of such additional Restricted Stock Units to be determined by reference to the Fair Market Value of Common Stock at the time the Dividend Equivalent is declared.

        9.     PERFORMANCE SHARES AND PERFORMANCE UNITS

        (a)    Grant of Performance Shares and Performance Units.    Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

        (b)    Performance Goals.    Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, Adjusted EBITDA (earnings before interest, income tax, depreciation and amortization, excluding non-recurring items, certain non-cash items, and adjusted for the change in deferred revenue and expense), as defined by the Committee; (ii) the attainment of certain target levels of, or a percentage increase in, Whitney's after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase relating to, Whitney's operational cash flow, working capital or cash sales, as defined by the Committee, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Whitney's operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of Whitney's long-term or short-term public or private debt or other similar financial obligations of Whitney, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share; (vii) the attainment of certain target levels of, or a specified percentage increase in, Whitney's net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Whitney's return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, Whitney's after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the Fair Market Value of the Company's Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, Whitney's enterprise value or value creation targets; and/or (xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith. In addition, Performance Goals may be based upon the attainment by a subsidiary, division, other operational unit or segment of Whitney of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Whitney (or a subsidiary, division, facility, other operational unit or segment of Whitney) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. With respect to Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

        (c)    Terms and Conditions of Performance Shares and Performance Units.    The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants' rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of our Common Stock. No payments shall be made with respect to unvested Performance Shares and Performance Units.

        (d)    Determination and Payment of Performance Units or Performance Shares Earned.    As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company's actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. No later than March 1st following the last day of a Performance Period in which the Committee has certified the results in writing, the amounts distributable with respect to a Performance Shares or a Performance Units, shall be paid or distributed to the Participant or the Participant's estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

        (e)    Termination of Employment.    Unless otherwise provided in an Award Agreement, if a Participant's employment or other service with the Company terminates for any reason, all of the Participant's outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

          (i)    Termination for Reason Other Than Death or Disability.    If a Participant's employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

          (ii)    Termination of Employment for Death or Disability.    If a Participant's employment or other service with the Company terminates by reason of the Participant's death or Disability prior to the end of a Performance Period, the Participant, or the Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant's outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant's Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant's termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

        10.   OTHER AWARDS

        Awards of shares of Common Stock, phantom stock, and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

        11.   CHANGE IN CONTROL

        Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Whitney, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of Whitney, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Whitney, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

        12.   CHANGE IN STATUS OF PARENT OR SUBSIDIARY

        Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by Whitney or any entity that is a part of the Company immediately after such event. The foregoing provision shall not apply to Performance Shares or Performance Units.

        13.   REQUIREMENTS OF LAW

        (a)    Violations of Law.    The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

        (b)    Registration.    At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant's heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant's heirs, legatees or legal representative, as the case may be) upon the Participant's exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

        (c)    Withholding.    The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person's wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

        (d)    Governing Law.    The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado.

        14.   GENERAL PROVISIONS

        (a)    Award Agreements.    All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

        (b)    Purchase Price.    To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

        (c)    Dividends and Dividend Equivalents.    Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(e) and subject to Section 8(e) and 9(c) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant's Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company's deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

        (d)    Deferral of Awards.    The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Whitney determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

        (e)    Prospective Employees.    Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

        (f)    Issuance of Certificates; Shareholder Rights.    Whitney shall deliver to the Participant a certificate evidencing the Participant's ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

        (g)    Transferability of Awards.    A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant's lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant's "family member" as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a "family member", so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

        (h)    Buyout and Settlement Provisions.    Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of Whitney offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

        (i)    Use of Proceeds.    The proceeds received by Whitney from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Whitney.

        (j)    Modification or Substitution of an Award.    Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an

Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant's consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of Whitney in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 11.

        (k)    Amendment and Termination of Plan.    The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of Whitney in accordance with applicable law and the Articles of Incorporation and Bylaws of Whitney shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposes to eliminate a requirement provided herein that the shareholders of Whitney must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

        (l)    Section 409A of the Code.    The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code. The provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

        If, at any time, tax advisors to the Company determine that the terms of any outstanding Award results in additional tax or interest to the Holder under Section 409A of the Code, the Board shall have the authority to enter into an amendment of such Award, consistent with this Plan, that is designed to avoid such additional tax or interest.

        In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

        Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

        (m)    Notification of 83(b) Election.    If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

        (n)    Detrimental Activity.    All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

        (o)    Disclaimer of Rights.    No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

        (p)    Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

        (q)    Nonexclusivity of Plan.    The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

        (r)    Other Benefits.    No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant's level of compensation.

        (s)    Headings.    The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        (t)    Pronouns.    The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

        (u)    Successors and Assigns.    The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant's estate, devisee, or heir at law.

        (v)    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        (w)    Notices.    Unless otherwise provided by the Committee, any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Whitney, to its principal place of business, attention: Chief Financial Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

DEFINITIONS

        "Award" means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or any other award granted pursuant to the Plan.

        "Award Agreement" means a written agreement entered into by Whitney and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

        "Board" means the board of directors of Whitney.

        "Cause" means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant's duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

        "Change in Control" shall be deemed to occur upon:

          (a)   any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Whitney, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of Whitney in substantially the same proportions as their ownership of common stock of Whitney), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Whitney representing fifty percent (50%) or more of the combined voting power of Whitney's then outstanding securities;

          (b)   during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by Whitney's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

          (c)   a merger, consolidation, reorganization, or other business combination of Whitney with any other entity, other than a merger or consolidation which would result in the voting securities of Whitney outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Whitney or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Whitney (or similar transaction) in which no person acquires thirty percent (30%) or more of the combined voting power of Whitney's then outstanding securities shall not constitute a Change in Control; or

          (d)   the shareholders of Whitney approve a plan of complete liquidation of Whitney or the consummation of the sale or disposition by Whitney of all or substantially all of Whitney's assets other than (x) the sale or disposition of all or substantially all of the assets of Whitney to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of Whitney at the time of the sale or

  (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of Whitney.

        However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term "Change in Control" shall have the meaning ascribed to the phrase "Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation" under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

        "Change in Control Price" means the price per share of Common Stock paid in any transaction related to a Change in Control of Whitney.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Committee" means a committee or sub-committee of the Board. If no Committee exists, the functions of the Committee will be exercised by the Board. Notwithstanding the foregoing, the Compensation Committee shall have the sole authority to grant and govern Awards made to Covered Employees and the Board shall have the sole authority to grant and govern Awards made to non-employee directors of the Company.

        "Common Stock" means the common stock, no par value per share, of Whitney.

        "Company" means Whitney, the subsidiaries of Whitney, and all other entities whose financial statements are required to be consolidated with the financial statements of Whitney pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Whitney as determined by the Committee in its sole and absolute discretion.

        "Compensation Committee" means a committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m).

        "Covered Employee" means "covered employee" as defined in Code Section 162(m)(3).

        "Covered Individual" means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

        "Detrimental Activity" means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant's employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant's Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

        "Disability" means a "permanent and total disability" within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement,

Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

        "Disparagement" means making any comments or statements to the press, the Company's employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

        "Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

        "Effective Date" shall mean the date that the Plan was approved by the Board in accordance with the laws of the State of Colorado or such later date as provided in the resolutions adopting the Plan.

        "Eligible Individual" means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded from the definition of Eligible Individual any individual performing services for the Company, who does not perform services for Whitney or any other entity with respect which Common Stock is "service recipient stock" as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the purchase price per share of each share of Common Stock subject to an Award.

        "Fair Market Value" means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

        "Grant Date" means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

        "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

        "Option" means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

        "Participant" means any Eligible Individual who holds an Award under the Plan and any of such individual's successors or permitted assigns.

        "Performance Goals" means the specified performance goals which have been established by the Committee in connection with an Award.

        "Performance Period" means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

        "Performance Share" means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

        "Performance Unit" means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

        "Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of Whitney.

        "Plan" means this Whitney Information Network, Inc. 2009 Incentive Plan.

        "Prospective Employee" means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual, provided, however, that for purposes of granting Options and Stock Appreciation Rights there shall be excluded for the definition of Prospective Employee any individual who does not commit to perform services for Whitney or any other entity with respect which Common Stock is "service recipient stock" as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

        "Restricted Stock" means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

        "Restricted Stock Unit" means a right, granted under this Plan, to receive Common Stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period following the satisfaction of such conditions.

        "Section 424 Employee" means an employee of Whitney or any "subsidiary corporation" or "parent corporation" as such terms are defined in and in accordance with Code Section 424. The term "Section 424 Employee" also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

        "Stock Appreciation Right" means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

        "Transfer" means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

        "Whitney" means Whitney Information Network, Inc., a Colorado Corporation, including any successor thereto by merger, consolidation, acquisition or otherwise.

Appendix B

AMENDMENT TO ARTICLES OF INCORPORATION

        Article FIRST of the Articles of Incorporation of Whitney Information Network, Inc. is amended and restated to read as follows:

        FIRST: The name of the Corporation is Tigrent Inc.

B-1

Whitney Information Network, Inc.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, September 2, 2009
10:30 am EDT
Hampton Inn & Suites Cape Coral
619 Southeast 47th Terrace
Cape Coral, Florida 33904

ADMISSION TICKET

WHITNEY INFORMATION NETWORK, INC.'s 2009 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT 10:30am (EASTERN DAYLIGHT SAVING TIME) ON WEDNESDAY, SEPTEMBER 2, 2009, AT THE HAMPTON INN & SUITES CAPE CORAL AT 619 SOUTHEAST 47 TH TERRACE IN CAPE CORAL, FLORIDA. If you plan to attend the Annual Meeting of Shareholders, please tear off and keep the upper portion of this form as your ticket for admission to the Annual Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of Whitney Information Network, Inc., which you are entitled to vote or to direct the voting of.

Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the Annual Meeting and vote by ballot, your shares cannot be voted.

(PLEASE DETACH PROXY CARD)

WHITNEY INFORMATION NETWORK, INC.
C/O CORPORATE STOCK TRANSFER
3200 CHERRY CREEK DR., SUITE 430
DENVER, CO 80209

BALLOT INSTRUCTIONS FOR REGISTERED SHAREHOLDERS
Your vote is important. Please vote immediately.

VOTE BY INTERNET—vote.corporatestock.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59pm EDT the day prior to the cut-off or meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL—
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Whitney Information Network, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr., Suite 430, Denver, CO 80209.

If you are voting by Internet,
please DO NOT mail your proxy card.

KEEP THIS PORTION FOR YOUR RECORDS

WHITNEY INFORMATION NETWORK, INC.
This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Charles M. Peck and Anne M. Donoho as proxies with full power of substitution, to vote as designated on the reverse side, for director substitutes if any nominees become unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock, no par value, of Whitney Information Network, Inc. that the undersigned has the power to vote at the Annual Meeting of Shareholders to be held on Wednesday, September 2, 2009, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, and 4.

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted as follows:

  •
  FOR the election of the five nominees for directors named in this Proxy Statement (Steven C. Barre, Dr. Frederick A. Cardin, Murray A. Indick, Charles M. Peck and Allan D. Weingarten);
  •
  FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year ending December 31, 2009;
  •
  FOR the approval of the 2009 Incentive Plan; and
  •
  FOR the amendment of the Articles of Incorporation to change the name of the Company to Tigrent Inc.

(CONTINUED, and To Be Signed and Dated, on the REVERSE SIDE)

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Whitney Information Network, Inc.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4

PROPOSAL NO. 1—ELECTION OF DIRECTORS:
To withhold authority to vote for any individual nominee(s), mark the box for such nominee(s) under the column "For All Except" below.

	For All	Withhold All	For All Except
(01) Steven C. Barre			☐
(02) Dr. Frederick A. Cardin			☐
(03) Murray A. Indick			☐
(04) Charles M. Peck			☐
(05) Allan D. Weingarten			☐
(Page 6 of Proxy)	☐	☐

Vote on proposals	For	Against	Abstain

PROPOSAL NO. 2.—Ratification of the Appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year ending December 31, 2009 (Page 8 of Proxy)	☐	☐	☐
PROPOSAL NO. 3.—Approval of the 2009 Incentive Plan (Page 10 of Proxy)	☐	☐	☐
PROPOSAL NO. 4.—Approval of the Amendment to the Articles of Incorporation to Change the Company Name to Tigrent Inc. (Page 16 of Proxy)	☐	☐	☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2009
Signature
Print Name
PLEASE MARK, SIGN, AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐